UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2007

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On July 27, 2007, the Board of Directors of Marshall Edwards, Inc. (the “Company”) approved and adopted amended and restated by-laws (the “Amended and Restated By-Laws) of the Company to meet the new requirements of the Nasdaq Stock Market that all securities listed on Nasdaq be eligible for a direct registration program operated by a securities depository, such as The Depository Trust Company. A direct registration program permits a stockholder’s ownership to be recorded and maintained electronically on the books of a company or its transfer agent without the issuance of physical stock certificates. The Company has amended Article VI of its by-laws to comply with the Nasdaq Stock Market’s new requirements. The Company’s by-laws had previously provided that all shares of the Company’s stock be represented by physical certificates unless the Board of Directors provided otherwise by resolution that shares of stock be uncertificated.
     A complete copy of the Amended and Restated By-Laws is filed as Exhibit 3.1 to this report and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ David R. Seaton
David R. Seaton
Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Dated: July 30, 2007

Index to Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws